Exhibit 4.4

Fifth Supplemental Indenture (this “Supplemental Indenture”), dated as of November 14, 2014 among Enventis Corporation, a Minnesota corporation, Cable Network, Inc., a Minnesota corporation, Crystal Communications, Inc., a Minnesota corporation, Enventis Telecom, Inc., a Minnesota corporation, Heartland Telecommunications Company of Iowa, Inc., a Minnesota corporation, Mankato Citizens Telephone Company, a Minnesota corporation, Mid-Communications, Inc., a Minnesota corporation, National Independent Billing, Inc., a Minnesota corporation, Ideaone Telecom, Inc., a Minnesota corporation, Enterprise Integration Services, Inc., a Minnesota corporation (each, a “Guaranteeing Subsidiary”), each a subsidiary of Consolidated Communications, Inc., an Illinois corporation (or its permitted successor) (the “Company”), the Company, and Wells Fargo Bank, National Association, a national banking association (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Company and the other Guarantors party thereto have heretofore executed and delivered an Indenture, dated as of May 30, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of its 10.875% Senior Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall, subject to Article 10 of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
AGREEMENT TO GUARANTEE

Section 2.1 Agreement to be Bound.  Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2 Guarantee.  Each Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article 10 of the Indenture on a senior basis.

ARTICLE 3
MISCELLANEOUS

Section 3.1 Execution and Delivery.  Each Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

Section 3.2 Benefits Acknowledged.  Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 3.3 Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.4 Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5 Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms. No Guaranteeing Subsidiary may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person other than as set forth in Section 10.04 of the Indenture.

Section 3.6 Release.  Each Guaranteeing Subsidiary’s Note Guarantee shall be released as set forth in Section 10.05 of the Indenture.

Section 3.7 No Recourse Against Others.  Pursuant to Section 12.07 of the Indenture, no director, officer, employee, incorporator or stockholder of any Guaranteeing Subsidiary shall have any liability for any obligations of the Guaranteeing Subsidiaries under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  This waiver and release are part of the consideration for the Note Guarantee.

Section 3.8 Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.9 Waiver of Jury Trial.  EACH GUARANTEEING SUBSIDIARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.10 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission).  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.11 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.12 Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.  In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, including its right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided.  The Company hereby confirms to the Trustee that this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Accounting Tax Compliance Act (“FATCA”) purposes.  The Company shall give the Trustee prompt written notice of any material modification of the Notes deemed to occur for FATCA purposes.  The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Company.

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ENVENTIS CORPORATION

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

CABLE NETWORK, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

CRYSTAL COMMUNICATIONS, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

ENVENTIS TELECOM, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

HEARTLAND TELECOMMUNICATIONS COMPANY OF IOWA, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

MANKATO CITIZENS TELEPHONE COMPANY

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

MID-COMMUNICATIONS, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

NATIONAL INDEPENDENT BILLING, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

IDEAONE TELECOM, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

ENTERPRISE INTEGRATION SERVICES, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

CONSOLIDATED COMMUNICATIONS, INC.

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Julius Zamora
	Name:	Julius Zamora
	Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]